Exhibit 10.2

 ESCROW AGREEMENT

LegacyTexas Bank

100 Throckmorton, Suite 1510

Fort Worth, Texas 76102

Re:     United Development Funding Income Fund V

Ladies and Gentlemen:

United Development Funding Income Fund V, a Maryland real estate investment trust (the “Trust”), will issue in a public offering (the “Offering”) common shares of beneficial interest (the “Shares”) pursuant to a Registration Statement on Form S-11 filed by the Trust with the Securities and Exchange Commission and a Prospectus included therein, as may be amended or supplemented from time to time (the “Prospectus”). Realty Capital Securities, LLC, a Delaware limited liability company (the “Dealer Manager”), will act as the exclusive dealer manager for the Offering. The Shares will be offered by the Dealer Manager and select members (each being referred to herein as a “Dealer” and collectively as the “Dealers”) of the Financial Industry Regulatory Authority (FINRA) on a reasonable best efforts basis. The Trust and the Dealer Manager are entering into this Escrow Agreement (the “Agreement”) to set forth the terms on which LegacyTexas Bank (the “Escrow Agent”), will hold and disburse the proceeds from subscriptions for the purchase of the Shares in the Offering until such time as (i) in the case of subscriptions received from all nonaffiliates of the Trust, the Trust has received and accepted subscriptions for Shares resulting in total minimum capital raised of $2,000,000 (the “Required Capital”) and, thereafter, until otherwise directed by the Trust; (ii) in the case of subscriptions received from residents of New York (“New York Subscribers”), the Trust has received subscriptions for Shares from nonaffiliates of the Trust resulting in total minimum capital raised of $2,500,000 (the “New York Required Capital”); (iii) in the case of subscriptions received from residents of Washington (“Washington Subscribers”), the Trust has received subscriptions for Shares from nonaffiliates of the Trust resulting in total minimum capital raised of $20,000,000 (the “Washington Required Capital”); and (iv) in the case of subscriptions received from residents of Pennsylvania (“Pennsylvania Subscribers”), the Trust has received subscriptions for Shares from nonaffiliates of the Trust resulting in total minimum capital raised of $37,500,000 (the “Pennsylvania Required Capital”).

The Trust hereby appoints LegacyTexas Bank as Escrow Agent for purposes of holding the proceeds from the subscriptions for the Shares, on the terms and conditions hereinafter set forth:

1.          Until such time as the Trust has received subscriptions for Shares resulting in total minimum capital raised equal to the Required Capital and such funds are disbursed from the Escrow Account, as hereinafter defined, in accordance with paragraph 3(a) hereof, persons subscribing to purchase the Shares (the “Subscribers”) will be instructed by the Dealer Manager or any Dealer to remit the purchase price in the form of checks, drafts, wires, Automated Clearing House (ACH) or money orders (hereinafter referred to as “Instruments of Payment”) payable to the order of “LegacyTexas Bank, Escrow Agent for United Development Funding Income Fund V.” Any Instruments of Payment made payable to a party other than the Escrow Agent shall be returned to the Dealer Manager or the Dealer who submitted such Instrument of Payment. When the Dealer’s internal supervisory procedures are conducted at the site at which the Instruments of Payment and the Subscription Materials (as defined below) are initially received by the Dealer, by the end of the next business day after receipt of any Instruments of Payment and Subscription Materials, the Dealer will send to the Escrow Agent such Instruments of Payment along with each Subscriber’s name, address, executed IRS Form W-9, number of Shares purchased and purchase price remitted and any other subscription documentation (the “Subscription Materials”). When the Dealer’s internal supervisory procedures are conducted at a different location (the “Final Review Office”), the Dealer shall transmit the Instruments of Payment and the Subscription Materials to the Final Review Office by the end of the next business day after receipt of any Instruments of Payment and Subscription Materials; the Final Review Office will, by the end of the next business day following its receipt of the Instruments of Payment and the Subscription Materials, forward the Instruments of Payment and the Subscription Materials to the Escrow Agent. The Dealer Manager or the Dealer also will provide in writing to Escrow Agent, concurrently with the Subscription Materials and the Instruments of Payment, instructions regarding the escrow account (i.e., the Escrow Account, New York Escrow Account, Pennsylvania Escrow Account or Washington Escrow Account, as such terms are defined below) in which to deposit the proceeds of each Instrument of Payment (it being understood that absent any written directions to the contrary, Escrow Agent shall deposit such proceeds in the Escrow Account) and notification whether the applicable Subscriber is an affiliate of the Trust (it being understood that absent any written notification to the contrary, Escrow Agent shall presume that each Subscriber is not an affiliate of the Trust). The Escrow Agent shall notify the Trust and the Dealer Manager from time to time during the term of this Agreement of the names of any Subscribers for whom the Escrow Agent has not received a properly executed IRS Form W-9, to the extent Escrow Agent is able to make such determination. The Escrow Agent will keep and maintain the Subscription Materials and will deposit the Instruments of Payment from such Subscribers into an interest-bearing deposit account entitled “Escrow Account for the Benefit of Subscribers for Shares of United Development Funding Income Fund V” or such similar designation as the parties may agree (the “Escrow Account”) until such Escrow Account has closed pursuant to paragraph 3(a) hereof. Instruments of Payment received from New York Subscribers (as identified as such by the Trust or the Dealer Manager) shall be accounted for separately in a subaccount entitled “Escrow Account for the Benefit of New York Subscribers” (the “New York Escrow Account”), until such New York Escrow Account has closed pursuant to paragraph 3(a) hereof. Instruments of Payment received from Washington Subscribers (as identified as such by the Trust or the Dealer Manager) shall be accounted for separately in a subaccount entitled “Escrow Account for the Benefit of Washington Subscribers” (the “Washington Escrow Account”), until such Washington Escrow Account has closed pursuant to paragraph 3(a) hereof. Instruments of Payment received from Pennsylvania Subscribers (as identified as such by the Trust or the Dealer Manager) shall be accounted for separately in a subaccount entitled “Escrow Account for the Benefit of Pennsylvania Subscribers” (the “Pennsylvania Escrow Account”), until such Pennsylvania Escrow Account has closed pursuant to paragraph 3(a) hereof. Each of the Escrow Account, the New York Escrow Account, the Washington Escrow Account and the Pennsylvania Escrow Account will be established and maintained in such a way as to permit the interest income calculations described in paragraph 6. The Escrow Agent will send copies of all Subscription Materials and copies of all Instruments of Payment to DST Systems, Inc., 430 West 7th Street, Kansas City, Missouri 64105 promptly after receipt.

2.          The Escrow Agent will promptly process for collection the Instruments of Payment upon deposit into the Escrow Account, New York Escrow Account, Washington Escrow Account or Pennsylvania Escrow Account, as applicable. Deposits will be held in the Escrow Account, the New York Escrow Account, the Washington Escrow Account and the Pennsylvania Escrow Account, as applicable, until such funds are disbursed in accordance with paragraph 3 hereof. It is the intention of the Trust and the Escrow Agent that, except as set forth herein, prior to disbursement of the funds deposited in the Escrow Account, the New York Escrow Account, the Washington Escrow Account or the Pennsylvania Escrow Account, such funds will not be subject to claims by creditors of the Trust, the Dealer Manager, any Dealer or any of their affiliates; provided however, that such intention does not constitute any representation by either the Trust or the Escrow Agent that the funds will not be subject to such claims. If any of the Instruments of Payment are returned to the Escrow Agent for nonpayment prior to Escrow Agent’s receipt of collected funds from Instruments of Payment in an aggregate amount which is less than the Required Capital or, in connection with subscriptions from New York Subscribers, the New York Required Capital, or in connection with subscriptions from Washington Subscribers, the Washington Required Capital, or in connection with subscriptions from Pennsylvania Subscribers, the Pennsylvania Required Capital, the Escrow Agent shall promptly notify the Trust and the Dealer Manager of such nonpayment, and is authorized to debit the Escrow Account, the New York Escrow Account, the Washington Escrow Account or the Pennsylvania Escrow Account, as applicable, in the amount of such returned payment as well as any interest earned on the amount of such payment.

3.          (a)          Subject to the provisions of paragraphs 3(b)-3(i) below:

(i)        Once collected funds from Instruments of Payment in the Escrow Account are an amount equal to or greater than the Required Capital, the Escrow Agent shall promptly notify the Trust and the Dealer Manager and, upon receiving written instruction from both the Trust and the Dealer Manager, (A) disburse to the Trust, by check, ACH or wire transfer, the funds in the Escrow Account representing the gross purchase price for the Shares in an amount directed by the Trust in such written notice, (B) disburse to the Subscribers or the Trust, as applicable, any interest thereon pursuant to the provisions of paragraph 3(f), and (C) provide to the Trust for delivery to the Director of Banking and Finance of the State of Nebraska an affidavit in substantially the form attached hereto as Exhibit A which states that all of the conditions of this Agreement relating to the Escrow Account which are capable of being satisfied as of the date of such affidavit have been met (it being understood that Escrow Agent shall provide such affidavit only in the event that in Escrow Agent’s sole discretion all such conditions of this Agreement have been met). For purposes of this Agreement, the term “collected funds” shall mean all funds received by the Escrow Agent that have cleared normal banking channels and are in the form of cash or a cash equivalent. After such time, the Escrow Account shall remain open and the Trust and the Dealer Manager shall continue to cause subscriptions for the Shares that are not to be deposited in the New York Escrow Account, the Washington Escrow Account or the Pennsylvania Escrow Account to be deposited therein until the Trust informs the Escrow Agent in writing to close the Escrow Account (prior to providing such notice to the Escrow Agent, the Trust shall provide the Dealer Manager at least 5 days written notice of its intent to close the Escrow Account), and thereafter any Subscription Materials and Instruments of Payment received by the Escrow Agent from Subscribers other than New York Subscribers, Washington Subscribers and Pennsylvania Subscribers shall be forwarded directly to the Trust; provided that, if the Escrow Account remains open, until the Escrow Account is closed as set forth herein, the funds and interest held therein shall be disbursed as set forth above at any time upon written instruction from both the Trust and the Dealer Manager.

(ii)         Regardless of any release of funds from the Escrow Account, the Dealer Manager or the Dealer shall continue to forward to the Escrow Agent Subscription Materials and Instruments of Payment received from New York Subscribers and such Subscription Materials will be kept and maintained by the Escrow Agent and such Instruments of Payment will be deposited into the New York Escrow Account by the Escrow Agent until such time as both the Trust and the Dealer Manager notify the Escrow Agent in writing that total subscription proceeds (including the amount then in the New York Escrow Account) equal or exceed the New York Required Capital. Upon the receipt of such written instruction from both the Trust and the Dealer Manager, the Escrow Agent shall (A) disburse to the Trust, by check, ACH or wire transfer, the funds then in the New York Escrow Account representing the gross purchase price for the Shares in an amount directed by the Trust in such written notice, and (B) disburse to the New York Subscribers or the Trust, as applicable, any interest thereon pursuant to the provisions of paragraph 3(f). Following such disbursements, the Escrow Agent shall close the New York Escrow Account, and thereafter any Subscription Materials and Instruments of Payment received by the Escrow Agent from New York Subscribers shall be, in the case of Subscription Materials received from New York Subscribers, kept and maintained by the Escrow Agent and, in the case of Instruments of Payment received from New York Subscribers, deposited directly to the Escrow Account (or to the Trust, if it has closed the Escrow Account, as instructed in writing by the Trust).

(iii)          Regardless of any release of funds from the Escrow Account or the New York Escrow Account, the Dealer Manager or the Dealer shall continue to forward to the Escrow Agent Subscription Materials and Instruments of Payment received from Washington Subscribers and such Subscription Materials will be kept and maintained by the Escrow Agent and such Instruments of Payment will be deposited into the Washington Escrow Account until such time as both the Trust and the Dealer Manager notify the Escrow Agent in writing that total subscription proceeds (including the amount then in the Washington Escrow Account) equal or exceed the Washington Required Capital. Upon the receipt of such written instruction from both the Trust and the Dealer Manager, the Escrow Agent shall (A) disburse to the Trust, by check, ACH or wire transfer, the funds then in the Washington Escrow Account representing the gross purchase price for the Shares in an amount directed by the Trust in such written notice, and (B) disburse to the Washington Subscribers or the Trust, as applicable, any interest thereon pursuant to the provisions of paragraph 3(f). Following such disbursements, the Escrow Agent shall close the Washington Escrow Account, and thereafter any Subscription Materials and Instruments of Payment received by the Escrow Agent from Washington Subscribers shall be, in the case of Subscription Materials received from Washington Subscribers, kept and maintained by the Escrow Agent and, in the case of Instruments of Payment received from Washington Subscribers, deposited directly to the Escrow Account (or to the Trust, if it has closed the Escrow Account, as instructed in writing by the Trust).

(iv)        Regardless of any release of funds from the Escrow Account, the New York Escrow Account or the Washington Escrow Account, the Dealer Manager or the Dealer shall continue to forward to the Escrow Agent Subscription Materials and Instruments of Payment received from Pennsylvania Subscribers and such Subscription Materials will be kept and maintained by the Escrow Agent and such Instruments of Payment will be deposited into the Pennsylvania Escrow Account until such time as both the Trust and the Dealer Manager notify the Escrow Agent in writing that total subscription proceeds (including the amount then in the Pennsylvania Escrow Account) equal or exceed the Pennsylvania Required Capital. Upon the receipt of such written instruction from both the Trust and the Dealer Manager, the Escrow Agent shall (A) disburse to the Trust, by check, ACH or wire transfer, the funds then in the Pennsylvania Escrow Account representing the gross purchase price for the Shares in an amount directed by the Trust in such written notice, and (B) disburse to the Pennsylvania Subscribers or the Trust, as applicable, any interest thereon pursuant to the provisions of paragraph 3(f). Following such disbursements, the Escrow Agent shall close the Pennsylvania Escrow Account, and thereafter any Subscription Materials and Instruments of Payment received by the Escrow Agent from Pennsylvania Subscribers shall be, in the case of Subscription Materials received from Pennsylvania Subscribers, kept and maintained by the Escrow Agent and, in the case of Instruments of Payment received from Pennsylvania Subscribers, deposited directly to the Escrow Account (or to the Trust, if it has closed the Escrow Account, as instructed in writing by the Trust).

(b)          At the close of business on the date that is one year following commencement of the Offering (the “Expiration Date”) (such commencement date shall be promptly provided to the Escrow Agent by the Trust after the commencement of the Offering), the Escrow Agent shall promptly notify the Trust and the Dealer Manager (the “Expiration Notice”) if it is not in receipt of Subscription Materials received on or before the Expiration Date and Instruments of Payment dated not later than the Expiration Date in the aggregate amount that equals or exceeds the Required Capital (from all sources but exclusive of any funds received from subscriptions for Shares from entities that are affiliated with the Trust). Following the tenth calendar day after the date of the Expiration Notice, the Escrow Agent shall promptly return directly to each Subscriber the collected funds deposited in the Escrow Account, the New York Escrow Account, the Washington Escrow Account and the Pennsylvania Escrow Account on behalf of such Subscriber, or shall return the Instruments of Payment delivered but not yet processed for collection prior to such time, together with interest in the amounts calculated pursuant to paragraph 6 for each Subscriber, at the address provided in the Subscription Materials. However, the Escrow Agent shall not be required to remit any payments until funds represented by such payments have been collected.

(c)          Notwithstanding subparagraphs 3(a) and 3(b) above, if on or before the close of business on such date that is 120 days after commencement of the Offering (the “Initial Escrow Period”) (such commencement date shall be promptly provided to the Escrow Agent by the Trust after the commencement of the Offering), Escrow Agent is not in receipt of Instruments of Payment dated not later than that date from nonaffiliated sources in an amount that equals or exceeds the Pennsylvania Required Capital, the Escrow Agent shall promptly notify the Trust and the Dealer Manager. Thereafter, the Trust shall send to each Pennsylvania Subscriber by certified mail within ten (10) calendar days after the end of the Initial Escrow period a notification in the form of Exhibit B. If, pursuant to such notification, a Pennsylvania Subscriber requests the return of his or her subscription funds within ten (10) calendar days after receipt of the notification (the “Request Period”), the Escrow Agent shall, within fifteen (15) calendar days after receipt of such request from the Investor, deliver directly to each such Pennsylvania Subscriber the collected funds from Instruments of Payment deposited in the Pennsylvania Escrow Account on behalf of such Pennsylvania Subscriber or shall return the Instruments of Payment delivered but not yet processed for collection prior to such time to the address provided by the Trust, together with interest income in the amounts calculated pursuant to paragraph 6. However, the Escrow Agent shall not be required to remit such payments until the Escrow Agent has collected funds represented by such payments.

(d)          The subscription funds of Pennsylvania Subscribers who do not request the return of their subscription funds within the Request Period shall remain in the Pennsylvania Escrow Account for successive 120-day escrow periods (a “Successive Escrow Period”), each commencing automatically upon the termination of the Initial Escrow Period or prior Successive Escrow Period, as applicable, and the Trust and Escrow Agent shall follow the notification and payment procedure set forth in paragraph 3(c) above with respect to the Initial Escrow Period for each Successive Escrow Period until the occurrence of the earliest of (i) the Expiration Date, (ii) such time as the Trust notifies the Escrow Agent in writing pursuant to paragraph 3(a)(iv) that total subscription proceeds (including the amount then in the Pennsylvania Escrow Account) equal or exceed the Pennsylvania Required Capital and the disbursement of the Pennsylvania Escrow Account on the terms specified herein, or (iii) all funds held in the Pennsylvania Escrow Account having been returned to the Pennsylvania Subscribers in accordance with the provisions hereof.

(e)          If the Trust notifies the Escrow Agent in writing that it rejects any subscription for which the Escrow Agent has collected funds, the Escrow Agent shall promptly disburse out of the Escrow Account, New York Escrow Account, Washington Escrow Account or Pennsylvania Escrow Account, as applicable, the amount set forth in such notification to the Subscriber also set forth in such notification. If the Trust rejects any subscription for which the Escrow Agent has not yet collected funds but has submitted the Subscriber’s Instrument of Payment for collection, the Escrow Agent shall promptly return the funds in the amount of the Subscriber’s Instrument of Payment to the rejected Subscriber after such funds have been collected. If the Escrow Agent has not yet submitted a rejected Subscriber’s Instrument of Payment for collection, the Escrow Agent shall promptly remit the Subscriber’s Instrument of Payment directly to the Subscriber. The Trust acknowledges and agrees that Escrow Agent has no responsibility for accepting, rejecting or approving subscriptions. If the Offering is terminated prior to the receipt of Subscription Materials and Instruments of Payment from nonaffiliated sources in an amount that equals or exceeds the New York Required Capital, Washington Required Capital or Pennsylvania Required Capital, any subscriptions held in the New York Escrow Account, the Washington Escrow Account or the Pennsylvania Escrow Account, respectively, will be deemed rejected by the Trust, and the subscription funds held in such escrow accounts, if any, will be remitted to the respective Subscribers in accordance with this paragraph 3(e), together with interest income in the amounts calculated pursuant to paragraph 6.

(f)          At any time after funds are disbursed upon the Trust’s and the Dealer Manager’s instructions pursuant to paragraph 3(a) above, on the tenth day following the date of receipt of such instruction, the Escrow Agent shall promptly disburse directly to each Subscriber out of the Escrow Account, New York Escrow Account, Washington Escrow Account or Pennsylvania Escrow Account, as applicable, the amount of the interest payable to such Subscriber. However, the Escrow Agent shall not be required to remit any payments until the Escrow Agent has collected funds represented by such payments. The Escrow Agent may use such reasonable allocation methods as it determines to be equitable in allocating interest income among Subscribers and as between the Subscribers and the Trust if the funds bear interest at multiple rates during the escrow period. The Trust agrees to accept Escrow Agent’s calculation of any interest hereunder absent manifest mathematical error. As used in this Agreement, “subscription proceeds” shall mean the proceeds from the applicable Instruments of Payment.

(h)          Any disbursement of funds by the Escrow Agent to Subscribers shall be made to the persons named in the Subscription Materials at the address stated therein by cashiers’ check mailed by United States mail.

(i)          If at the time of any required disbursement of interest to a Subscriber, the Escrow Agent has not received a properly executed IRS Form W-9, the Escrow Agent shall withhold from any interest distribution such amount as may be required to be withheld by law and remit such withheld amounts to the Internal Revenue Service in timely fashion.

4.          Prior to the disbursement of funds deposited in the Escrow Account, the New York Escrow Account, the Washington Escrow Account or the Pennsylvania Escrow Account in accordance with the provisions of paragraph 3 hereof, the Escrow Agent shall invest all of the funds deposited as well as earnings and interest derived therefrom in the Escrow Account, the New York Escrow Account, the Washington Escrow Account or the Pennsylvania Escrow Account, as applicable, in bank money market accounts maintained with the Escrow Agent.

It is hereby expressly agreed and stipulated by the parties hereto that the Escrow Agent shall not be required to exercise any discretion hereunder and shall have no investment or management responsibility and, accordingly, shall have no duty to, or liability for its failure to, provide investment recommendations or investment advice to the parties hereto. It is the intention of the parties hereto that the Escrow Agent will never be required to use, advance or risk its own funds or otherwise incur financial liability in the performance of any of its duties or the exercise of any of its rights and powers hereunder.

5.          The Escrow Agent is entitled to rely upon written instructions received from the Trust or the Dealer Manager, unless the Escrow Agent has actual knowledge that such instructions are not valid or genuine; provided that, if in the Escrow Agent’s opinion, any instructions from the Trust or the Dealer Manager are unclear, the Escrow Agent may request clarification from the Trust or the Dealer Manager, as the case may be, prior to taking any action, and if such instructions continue to be unclear, the Escrow Agent may rely upon written instructions from the Trust’s or the Dealer Manager’s legal counsel, as the case may be, in distributing or continuing to hold any funds or may take any other action authorized hereunder. However, the Escrow Agent shall not be required to disburse any funds attributable to Instruments of Payment that have not been processed for collection, until such funds are collected, and then shall disburse such funds in compliance with the disbursement instructions from both the Trust and the Dealer Manager.

6.          If the Offering terminates prior to receipt of the Required Capital (such termination date shall be promptly provided to the Escrow Agent by the Trust), or one or more Pennsylvania Subscribers elects to have his or her subscription proceeds returned in accordance with paragraph 3, interest income earned on subscription proceeds deposited in the Escrow Account (the “Escrow Income”), the New York Escrow Account (the “New York Escrow Income”), the Washington Escrow Account (the “Washington Escrow Income”) and the Pennsylvania Escrow Account (the “Pennsylvania Escrow Income”) as applicable, shall be remitted to Subscribers in accordance with paragraph 3 and without any deductions for fees or escrow expenses. For each Subscriber who has deposited funds that have been held in escrow by the Escrow Agent, such Subscriber’s pro rata portion of Escrow Income shall be determined as follows: the total amount of Escrow Income shall be multiplied by a fraction, (a) the numerator of which is determined by multiplying the number of Shares that were subscribed for by the Subscriber times the number of days the Subscriber’s proceeds were held in the Escrow Account prior to the date of disbursement, and (b) the denominator of which is the total of the numerators for all Subscribers in such account who have deposited funds that have been held in escrow by the Escrow Agent. The Escrow Agent shall remit all such Escrow Income, New York Escrow Income, Washington Escrow Income and Pennsylvania Escrow Income in accordance with paragraph 3. If the Trust chooses to leave the Escrow Account open after receiving the Required Capital, then it shall make regular acceptances of subscriptions therein, but no less frequently than monthly, and the Escrow Income from the last such acceptance shall be calculated and remitted to the Subscribers or the Trust, as applicable, pursuant to the provisions of paragraph 3(f). The Trust agrees to accept Escrow Agent’s calculation of the Escrow Income, New York Escrow Income, Washington Escrow Income, Pennsylvania Escrow Income, and any pro rata portion thereof, absent manifest mathematical error.

7.          Escrow Agent shall be paid by the Trust for its services to be rendered hereunder in accordance with Exhibit C attached hereto. Escrow Agent acknowledges that the Dealer Manager has no obligation to pay the Escrow Agent in accordance with Exhibit C attached hereto or otherwise.

8.          The Escrow Agent will be liable as a depository only and will not be responsible for the sufficiency or accuracy of the form, execution or validity of any check or any other document delivered to the Escrow Agent hereunder or any description of the property or other thing contained therein or the identity, authority or rights of the persons executing or delivering or purporting to execute or deliver any such document. The Escrow Agent’s duties hereunder are limited to the safekeeping of the assets, instruments or other documents received and the delivery of the same in accordance with this Agreement. The Escrow Agent will not be liable for any act or omission done in good faith, or for any claim, demand, loss or damage made or suffered by any party to this Agreement, excepting such as may arise through or be caused by the Escrow Agent’s misconduct or negligence. The Escrow Agent is authorized to rely on any document believed by the Escrow Agent to be authentic in making any delivery of funds or property hereunder. Escrow Agent shall not be required to comply with any direction or instruction other than those specifically described herein.

9.          In accepting any funds or documents delivered hereunder, it is agreed and understood by the undersigned that the Escrow Agent will not be called on to construe any contract or instrument deposited herewith, and in the event of a dispute will be required to act in respect to the deposit herein made only on the consent in writing of the undersigned. In the failure of such consent, the Escrow Agent reserves the right to hold any money in its possession, and all papers in connection with or concerning this escrow, until a mutual agreement in writing has been reached between all of said parties and delivered to the Escrow Agent or until delivery is legally authorized and ordered by final judgment or decree of a court of competent jurisdiction. If the Escrow Agent obeys or complies with any judgment, order or decree of a court of competent jurisdiction, the Escrow Agent will not be liable to any of the parties hereto nor to any other person, firm or corporation by reason of such compliance, notwithstanding any such judgment, order or decree being subsequently reversed, modified, annulled, set aside or vacated.

10.         In addition to Escrow Agent’s other rights herein, in the event any contest, dispute, conflicting claim or litigation arises or exists in connection with this Agreement or Escrow Agent is otherwise in doubt as to what action to take hereunder, then in such event, Escrow Agent may, in its sole discretion, (i) continue to retain the funds as Escrow Agent during the pendency of any such contest, dispute, conflicting claim or litigation or resolution of such matter creating doubt as to what action Escrow Agent is to take hereunder, provided that both the Trust and the Dealer Manager consent to Escrow Agent retaining such funds or (ii) interplead the funds held in the Escrow Account, New York Escrow Account, Washington Escrow Account and Pennsylvania Escrow Account into the office of the court clerk of Dallas County, State of Texas, in which event, Escrow Agent shall be entitled to be repaid its expenses, including court costs and attorneys’ fees that it incurs as a result thereof, and in which event this Agreement shall be deemed terminated. Each of the Trust and the Dealer Manager consents and agrees to the jurisdiction of the District Court of Dallas County, Texas for such purpose.

11.         If at any time Escrow Agent is served with any judicial or administrative order, judgment, decree, writ or other form of final judicial or administrative process which in any way affects the property held in escrow hereunder (the “Escrow Property”) (including but not limited to orders of attachment or garnishment or other forms of levies or injunctions or stays relating to the transfer of Escrow Property), Escrow Agent is authorized to comply therewith in any manner as it or its legal counsel of its own choosing deems appropriate; and if Escrow Agent complies with any such judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process, Escrow Agent shall not be liable to any of the parties hereto or to any other person or entity even though such order, judgment, decree, writ or process may be subsequently modified or vacated or otherwise determined to have been without legal force or effect.

12.         (a)          Escrow Agent shall not be liable for any action taken or omitted or for any loss or injury resulting from its actions or its performance or lack of performance of its duties hereunder in the absence of negligence or misconduct on its part. In no event shall Escrow Agent be liable (i) for acting in accordance with or relying upon any instruction, notice, demand, certificate or document from the Trust pursuant to paragraph 5 hereof (ii) for any consequential, punitive or special damages, (iii) for the acts or omissions of its nominees, correspondents, designees, subagents or custodians, provided that the same have been selected by the Escrow Agent with reasonable care, or (iv) for an amount in excess of the value of the collected funds in the Escrow Account, the New York Escrow Account, the Washington Escrow Account and the Pennsylvania Escrow Account, valued as of the date of deposit.

(b)          Escrow Agent shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the reasonable control of Escrow Agent (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility).

13.         Escrow Agent shall not be responsible in any respect for the form, execution, validity, value or genuineness of documents or securities deposited hereunder, or for any description therein, or for the identity, authority or rights of persons executing or delivering or purporting to execute or deliver any such document, security or endorsement.

14.         THE TRUST SHALL BE LIABLE FOR AND SHALL REIMBURSE AND INDEMNIFY ESCROW AGENT, ITS OFFICERS, DIRECTORS, PARTNERS, EMPLOYEES AND AGENTS (EACH HEREIN CALLED AN “INDEMNIFIED PARTY”) AND HOLD THE INDEMNIFIED PARTIES HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, LOSSES, LIABILITIES, COSTS, DAMAGES OR EXPENSES (INCLUDING REASONABLE ATTORNEYS’ FEES AND EXPENSES) (COLLECTIVELY, “LOSSES”) ARISING FROM OR IN CONNECTION WITH OR RELATED TO THIS AGREEMENT OR BEING ESCROW AGENT HEREUNDER (INCLUDING BUT NOT LIMITED TO LOSSES INCURRED BY THE INDEMNIFIED PARTIES IN CONNECTION WITH THE SUBMISSION OF THE AFFIDAVIT ATTACHED HERETO AS EXHIBIT A TO THE DIRECTOR OF BANKING AND FINANCE OF THE STATE OF NEBRASKA); PROVIDED, HOWEVER, THAT NOTHING CONTAINED HEREIN SHALL REQUIRE THE INDEMNIFIED PARTIES TO BE INDEMNIFIED FOR LOSSES CAUSED BY THE INDEMNIFIED PARTIES’ NEGLIGENCE OR MISCONDUCT.

15.         All communications and notices (each a “Notice”) required or permitted by this Agreement shall be in writing and shall be delivered personally or by messenger or sent by overnight delivery service or via telecopy or other electronic transmission, in all cases addressed to the person for whom it is intended at such person’s address set forth below or to such other address as a party shall have designated by notice in writing to the other party in the manner provided by this paragraph:

(a)          if to the Trust:

United Development Funding Income Fund V

The United Development Funding Building

1301 Municipal Way

Suite 100

Grapevine, Texas 76051

Attention: Cara Obert

(b)          if to the Dealer Manager:

Realty Capital Securities, LLC

One Beacon Street, 14th Floor

Boston, Massachusetts 02108

Attention:      Louisa Quarto

       President

(c)          if to the Escrow Agent:

LegacyTexas Bank

100 Throckmorton, Suite 1510

Fort Worth, Texas 76102

Attention: Dawn Velekei

Each party hereto may, from time to time, change the address to which Notices to it are to be delivered or mailed hereunder by Notice in accordance herewith to the other parties. Each Notice shall be deemed given and effective upon actual receipt (or refusal of receipt).

16.         This Agreement shall be governed by the laws of the State of Texas as to both interpretation and performance without regard to the conflict of laws rules thereof.

17.         The provisions of this Agreement shall be binding upon the legal representatives, successors, and assigns of the parties hereto.

18.         Each of the Trust and the Dealer Manager hereby acknowledges that LegacyTexas Bank is serving as Escrow Agent only for the limited purposes herein set forth, and hereby agrees that it will not represent or imply that, by serving as Escrow Agent hereunder or otherwise, it has investigated the desirability or advisability of investment in the Trust or has approved, endorsed or passed upon the merits of the Shares or the Trust or has in any way reviewed or endorsed any disclosures made by the Trust relating thereto, nor shall the Trust use the name of the Escrow Agent in any manner whatsoever in connection with the offer or sale of the Shares other than by acknowledgment that it has agreed to serve as Escrow Agent for the limited purposes herein set forth.

19.         This Agreement and any amendment hereto may be executed (including by facsimile transmission) by the parties hereto with counterpart signature pages or in one or more counterparts, each of which shall be deemed to be an original.

20.         The Escrow Agent shall be bound only by the terms of this Agreement with respect to the subject matter of this Agreement and shall not be bound by or incur any liability in connection with the subject matter of this Agreement with respect to any other agreements or understanding between any other parties, whether or not the Escrow Agent has knowledge of any such agreements or understandings.

21.         The Escrow Agent represents and warrants that it is a “bank,” as such term is defined in Section 3(a)(6) of the Securities Exchange Act of 1934, as amended.

22.         The provisions set forth in paragraphs 7-20 and 23 herein shall survive the termination of this Agreement and/or the resignation or removal of the Escrow Agent.

23.         In the event that any part of this Agreement is declared by any court or other judicial or administrative body to be null, void, or unenforceable, said provision shall survive to the extent it is not so declared, and all of the other provisions of this Agreement shall remain in full force and effect.

24.         Unless otherwise provided in this Agreement, final termination of this Agreement shall occur on the date that all funds held in the Escrow Account, the New York Escrow Account, the Washington Escrow Account and the Pennsylvania Escrow Account are distributed either (a) to the Trust or to Subscribers and the Trust has informed the Escrow Agent in writing to close the Escrow Account, the New York Escrow Account, the Washington Escrow Account and the Pennsylvania Escrow Account pursuant to paragraph 3 hereof or (b) to a successor escrow agent upon written instructions from both the Trust and the Dealer Manager.

25.         This Agreement shall not be modified, waived, revoked, released or terminated unless reduced to writing and signed by all parties hereto, unless otherwise provided herein.

26.         The Escrow Agent may resign at any time from its obligations under this Agreement by providing written notice to the Trust and the Dealer Manager. Such resignation shall be effective on the date specified in such notice, which shall be not less than thirty days after such written notice has been given. The Escrow Agent shall have no responsibility for the appointment of a successor escrow agent.

27.         The Escrow Agent may be removed for cause by the Trust by written notice to the Escrow Agent and the Dealer Manager effective on the date specified in such written notice.

28.         The appointment of any successor escrow agent may occur only upon the acceptance of both the Trust and the Dealer Manager, which acceptance shall not be unreasonably withheld, and upon the written acceptance by the successor escrow agent of substantially all of the terms and conditions of this Agreement.

29.         The Trust will provide the Escrow Agent a copy of the final Prospectus and any amendments or supplements thereto, in each case within 5 days of first use by the Trust.

[Signature page follows]

Agreed to as of the 22 day of July, 2014.

UNITED DEVELOPMENT FUNDING INCOME FUND V

By:	/s/ David Hanson
David Hanson
Chief Operating Officer

Realty Capital Securities, LLC

By:	/s/ Edward M. Weil, Jr.
Edward M. Weil, Jr.
President and Chief Operating Officer

The terms and conditions contained above are hereby accepted and agreed to by:

LegacyTexas Bank, as Escrow Agent

By:	/s/ Lea Ann Capel
Name:	Lea Ann Capel
Title:	Executive Vice President – Chief Operations Officer

[Signature Page to Escrow Agreement]

EXHIBIT A

FORM OF ESCROW AGENT AFFIDAVIT FOR NEBRASKA

STATE OF
COUNTY OF

ESCROW AGENT AFFIDAVIT

____________________ (the “Affiant”), being duly sworn, deposes and says:

That the Affiant is a duly appointed and authorized representative of LegacyTexas Bank (the “Escrow Agent”);

That the Escrow Agent is the duly appointed and authorized escrow agent for the public offering of the securities (the “Offering”) of United Development Funding Income Fund V (the “Trust”);

That all of the conditions of that certain Escrow Agreement entered into by and between the Escrow Agent, the Trust, and Realty Capital Securities, LLC in connection with the Offering and effective as of the 22nd day of July, 2014 (the “Agreement”) which are capable of being satisfied as of the date hereof have been met.

Affiant makes this Affidavit to the State of Nebraska Department of Banking and Finance pursuant to Nebraska regulations Chapter 25, Section 003.01C1 promulgated under §8-1120(3) of the Securities Act of Nebraska.

IN WITNESS WHEREOF, the undersigned has duly executed this document this ____ day of _____________, 20__.

By:
Name:
Title:

Sworn to and subscribed before me

this ____ day of ___________, 20__.

Notary Public

My commission expires:

(NOTARIAL SEAL)

A-1

EXHIBIT B

FORM OF NOTICE TO PENNSYLVANIA SUBSCRIBERS

You have tendered a subscription to purchase common shares of beneficial interest of United Development Funding Income Fund V (the “Trust”). Your subscription is currently being held in escrow. The guidelines of the Pennsylvania Securities Commission do not permit the Trust to accept subscriptions from Pennsylvania residents until an aggregate of $37,500,000 of gross offering proceeds have been received by the Trust. The Pennsylvania guidelines provide that until this minimum amount of offering proceeds is received by the Trust, every 120 days during the offering period Pennsylvania Subscribers may request that their subscription be returned.

If you wish to continue your subscription in escrow until the Pennsylvania minimum subscription amount is received, nothing further is required.

If you wish to terminate your subscription for the Trust’s shares and have your subscription returned, please so indicate below, sign, date, and return to the Escrow Agent at LegacyTexas Bank, 100 Throckmorton, Suite 1510, Fort Worth, Texas 76102, Attn: Dawn Velekei.

I hereby terminate my prior subscription to purchase common shares of beneficial interest of United Development Funding Income Fund V and request the return of my subscription funds. I certify to United Development Funding Income Fund V that I am a resident of Pennsylvania.

Signature:

Name:
(please print)

Date:

Please send the subscription refund to:

B-1

 EXHIBIT C

escrow agent compensation

None.

C-1